As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company

(Exact name of registrant as specified in charter)

Iowa (State or other jurisdiction of incorporation or organization)	42-1447959 (I.R.S. Employer Identification Number)
American Equity Capital Trust V (Exact name of registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-3761213 (I.R.S. Employer Identification Number)
American Equity Capital Trust VI (Exact name of registrant as specified in charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-3761298 (I.R.S. Employer Identification Number)

David J. Noble
Chairman, Chief Executive Officer, President and Treasurer
5000 Westown Parkway, Suite 440
West Des Moines, Iowa 50266
(515) 221-0002

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William R. Kunkel

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Proposed Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(11)
Primary Offering:
Debt securities of American Equity Investment Life Holding Company (1) (2) (3) (4)				N/A
Preferred stock of American Equity Investment Life Holding Company, par value $1 (1) (2) (3)				N/A
Common stock of American Equity Investment Life Holding Company, par value $1 (1) (2) (3)				N/A
Depositary shares of American Equity Investment Life Holding Company (1) (2) (3)(5)				N/A
Warrants of American Equity Investment Life Holding Company (1) (2) (3) (6)				N/A
Stock purchase contracts of American Equity Investment Life Holding Company (1) (7)				N/A
Stock purchase units of American Equity Investment Life Holding Company (1)(8)				N/A
Trust Preferred Securities of American Equity Capital Trust V and American Equity Capital Trust VI (1) (2) (3)(9)				N/A
Guarantees of American Equity Investment Life Holding Company with respect to the Trust Preferred Securities of American Equity Capital Trust V and American Equity Capital Trust VI(1) (2) (3)(10)				N/A
Total (11)	$500,000,000	100%	$500,000,000	$29,425

(1)             Pursuant to General Instruction II (D) of Form S-3, such indeterminate number or principal amount of debt securities (including senior debt securities and subordinated debt securities), preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units and guarantees of American Equity and trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI as shall have an aggregate initial offering price not to exceed $500,000,000, exclusive of accrued interest and dividends, if any. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being  registered hereunder an indeterminate number of shares of common stock, preferred stock and depositary shares and an indeterminate principal amount of debt securities of the Company as shall be issuable upon the conversion or exchange of convertible or exchangeable debt securities or of shares of convertible or exchangeable preferred stock registered hereunder or as shall be issuable pursuant to antidilution provisions. No separate consideration will be received for such common stock, preferred stock, depositary shares or debt securities.

(2)             The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.

(3)             The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)             No separate consideration will be received for the debt securities issuable upon conversion of or in exchange for debt securities.

(5)             Such indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to the deposit agreement. In the event that the Company elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.

(6)             There is being registered hereunder an indeterminate principal amount of warrants representing rights to receive an amount of cash or number of securities that will be determined and as may be sold, from time to time. It also includes warrants which may be purchased by underwriters to cover over-allotments, if any.

(7)             The stock purchase contracts may require the holder thereof to purchase or sell (i) debt securities, common stock, preferred stock, depositary shares, warrants, trust preferred securities or other property of American Equity; or (ii) securities of an entity unaffiliated with us, a basket of such securities or any combination of the above.

(8)             Each stock purchase unit represents ownership of a stock purchase contract, warrants and/or debt securities, trust preferred securities, or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holders’ obligations to purchase our common stock or other securities under the stock purchase contracts.

(9)             There is being registered hereunder an indeterminate amount and number of trust preferred securities of the trusts as may be sold from time to time.

(10)       No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of the trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the trusts.

(11)       Pursuant to Rule 429 under the Securities Act, the prospectus included in this combined Registration Statement is a combined prospectus and relates to  this Registration Statement registering debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock  purchase units and guarantees of American Equity and trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI  and to Registration Statement no. 333-113630, declared effective on April 22, 2004, which registered debt securities and guarantees of American Equity. and trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI. The registrant paid a filing fee in the amount of $31,675 in connection with the registration of the securities registered under Registration Statement No. 333-113630. No securities were issued prior to the date hereof under Registration Statement No. 333-113630. An additional fee of $29,425 is payable with respect to this Registration Statement, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-113630.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2005

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$500,000,000

American Equity
Investment Life Holding Company

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

American Equity Capital Trust V
American Equity Capital Trust VI

Trust Preferred Securities Fully and Unconditionally
Guaranteed by American Equity Investment Life Holding Company

We may offer, issue and sell, together or separately, from time to time:

•   debt securities, which may be senior debt securities or subordinated debt securities;

•   shares of our preferred stock;

•   shares of our common stock;

•   depositary shares representing an interest in our preferred stock;

•   warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•   stock purchase contracts to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, trust preferred securities, other property of American Equity Investment Life Holding Company or securities of an entity unaffiliated with American Equity Investment Life Holding Company, a basket of such securities or any combination of the above; and

•   stock purchase units, each representing ownership of a stock purchase contract and debt securities, trust preferred securities of American Equity Capital Trust V and American Equity Capital Trust VI, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

American Equity Capital Trust V and American Equity Capital Trust VI are Delaware statutory trusts. The trusts may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payment of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision.

We and the trusts may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “AEL.”  Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2005.

This prospectus is part of a joint registration statement filed by American Equity Investment Life Holding Company, American Equity Capital Trust V and American Equity Capital Trust VI with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000. This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document. Our business, financial condition, results of operations or prospects may have changed since that date.

All references to “we,” “us,” “our,” or “American Equity” in this prospectus are to American Equity Investment Life Holding Company. References in this prospectus to the “trusts” refer to American Equity Capital Trust V and American Equity Capital Trust VI.

i

FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the Securities and Exchange Commission, press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

Factors that could contribute to these differences include, among other things:

•        general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the market value of our investments and the lapse rate and profitability of policies;

•        customer response to new products and marketing initiatives;

•        changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•        increasing competition in the sale of annuities;

•        regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•        the risk factors or uncertainties listed from time to time in our private placement memorandums or filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

We are a full service underwriter of a broad line of annuity and insurance products. We develop, market, issue and administer these annuities and life insurance products through our life insurance subsidiaries, American Equity Investment Life Insurance Company and American Equity Investment Life Insurance Company of New York. Our business consists primarily of the sale of fixed rate and index annuities and, accordingly, we have only one business segment. Our business strategy is to focus on our annuity business and earn relatively predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 49 states and the District of Columbia.

We were incorporated in the State of Delaware on December 15, 1995, and reincorporated in the State of Iowa on January 7, 1998. Our executive offices are located at 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website is not incorporated by reference in and does not constitute a part of this prospectus.

THE TRUSTS

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named American Equity Capital Trust V and American Equity Capital Trust VI.

We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

•        issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•        issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in a specified series of our debt securities; and

•        engage in other activities only as are necessary, convenient or incidental to the above two purposes.

Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the trust.

Each trust will have a term of 55 years, but may end earlier if its declaration so provides.

We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

The principal place of business of each trust is c/o American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, IA 50266. The telephone number is: (515) 221-0002.

The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees’ duties and obligations will be governed by the declaration of their respective trust. Each trust’s trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

Each trust will include the following trustees:

•        at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

•        at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•        at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust’s property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be U.S. Bank National Association and the Delaware trustee will be U.S. Bank Trust National Association, with its Delaware office located at 300 Delaware Avenue, Suite 812, Wilmington, DE 19801.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. Earnings consist of income before income taxes, minority interests and cumulative effect of change in accounting principle plus fixed charges. Fixed charges consist of interest expense and the portion of operating leases that are representative of the interest factor. Interest expense includes interest incurred for credits to annuity account balances, imputed interest expense based upon estimated future payments to a company that acts as a national supervisory agent with responsibility for paying commissions to our agents for 2000 to 2002, interest expense on notes payable, interest expense on subordinated debt, interest expense on amounts due under repurchase agreements and other interest expense.

Ratio of Earnings to Fixed Charges—Including Interest Credited to Annuity Account Balances

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004)	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
Ratio of Earnings to Fixed Charges	1.2	1.2	1.2	1.2	1.2	1.1	1.2

On December 31, 2003, retroactive to January 1, 2003, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. During the first quarter of 2005, retroactive to January 1, 2003, we adopted FASB Staff Position No. FIN 46(R)-5, Implicit Variable Interests under FIN 46. See notes 1 and 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and note 1 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 which are incorporated by reference into this prospectus.

Ratio of Earnings to Fixed Charges—Excluding Interest Credited to Annuity Account Balances

The following table sets forth our ratio of earnings to fixed charges excluding interest credited to annuity account balances. This ratio is presented here to reflect the effect of excluding interest credited to annuity account balances, which we believe is not indicative of interest expense related to amounts borrowed. Interest credited to annuity account balances does not require a cash outlay unless and until annuity holders elect to withdraw their annuity account balances, subject to applicable surrender charges. Therefore, we view such expense as an operating expense and treat it as such in our consolidated statement of income.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
		(Restated)	(Restated)	(Restated)
Ratio of Earnings to Fixed Charges	2.8	5.7	5.5	4.3	4.8	1.9	2.2

On December 31, 2003, retroactive to January 1, 2003, we adopted FIN 46,. During the first quarter of 2005, retroactive to January 1, 2003, we adopted FASB Staff Position No. FIN 46(R)-5, Implicit Variable Interests under FIN 46. See notes 1 and 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and note 1 to our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 which are incorporated by reference into this prospectus.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, and stock purchase units that we and/or the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus, together with the applicable prospectus supplements, contains the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time in one or more series. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture”. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures”. Unless the applicable prospectus supplement states otherwise, the trustee under the indentures will be U.S. Bank National Association. The trustee will be a financial institution that is not affiliated with us.

The indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms. Accordingly, we strongly encourage you to refer to the indentures and the debt securities for a complete understanding of the terms and conditions applicable to the indentures and the debt securities. You should read this description of the debt securities and the indentures and the prospectus supplement relating to the applicable series of debt securities before you buy any debt securities.

General

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations which entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events which can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior indebtedness.

We may issue the senior debt securities, pursuant to the senior indenture, in one or more series. All series of senior debt securities issued under the senior indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

The senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior indenture.

Additionally, the senior indebtedness issued pursuant to the senior indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of creditors of the subsidiary, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

The debt securities issued under the subordinated indenture will be subordinate in right of payment in respect of principal of (and premium, if any) and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination.”

As of September 30, 2005, we had no senior secured indebtedness outstanding, $209.9 million of subordinated indebtedness outstanding and $260 million of outstanding senior unsecured indebtedness, and one of our subsidiaries had $17.4 million of outstanding long term indebtedness.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•       the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•       any limit on the aggregate principal amount of the debt securities;

•       the price or prices at which we will sell the debt securities;

•       the maturity date or dates of the debt securities;

•       the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•       the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•       the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•       the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•       whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•       the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•       if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•       our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•       the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•       the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest on the debt securities, if not United States dollars;

•       provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•       any additions to the events of default or our covenants with respect to the applicable series of debt securities;

•       the terms, if any, upon which the holders may convert or exchange such debt securities into other securities or property;

•       whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•       the depositary for global or certificated debt securities;

•       any special tax implications of the debt securities;

•       any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•       any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented, and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

Subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness.

Under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•       the principal of (and premium, if any) and interest in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•       all our capital lease obligations;

•       all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•       all our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•       all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•       all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•       all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours whether or not such obligation is assumed by us.

Senior indebtedness does not include:

•       indebtedness or monetary obligations to trade creditors created or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services;

•       indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•       any indebtedness of us to our affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with us that is a financing vehicle of us in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by us) unless otherwise expressly provided in the terms of any such indebtedness.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then no payment will be made by us with respect to the principal (including redemption and sinking fund payments) of (or premium, if any) or interest on the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

In addition, if any of the following events occurs, we will pay in full all senior indebtedness before we make any payment on account of the principal of (and premium, if any) or interest on the subordinated debt securities to any holder of subordinated debt securities:

•       any dissolution or winding-up or liquidation or reorganization of us, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•       any general assignment by us for the benefit of creditors; or

•       any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the amount of senior indebtedness that we can incur.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenant

The following restrictive covenant shall apply to each series of senior debt securities:

Limitations on Dispositions of Stock of Certain Subsidiaries.   So long as any senior debt securities are outstanding and subject to the provisions of the senior indenture regarding mergers, consolidations and sales of assets, neither we nor any of our subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•       American Equity Investment Life Insurance Company;

•       American Equity Investment Life Insurance Company of New York;

•       any successor to substantially all of the business of American Equity Investment Insurance Company or American Equity Investment Life Insurance Company of New York which is also a subsidiary of us; or

•       any corporation (other than us) having direct or indirect control of American Equity Investment Insurance Company, American Equity Investment Life Insurance Company of New York or any such successor.

Except for, in each case:

•       a sale or other disposition of any of such stock to a direct or indirect wholly-owned subsidiary of us;

•       a sale or other disposition of shares which are “directors’ qualifying shares;”

•       a sale or other disposition of all of such stock for at least fair value (as determined by our board of directors acting in good faith); or

•       a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any of our subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of us, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of us, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•       we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all the obligations of us under the debt securities, the indentures, and any guarantees of preferred securities or common securities issued by the trusts;

•       immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

•       if at the time any preferred securities of the trusts are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable preferred securities guarantee of each trust; and

•       we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•       our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•       our failure to pay principal of (or premium, if any) any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•       our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•       certain defaults with respect to our debt (other than the debt securities or non-recourse debt) in any aggregate principal amount in excess of $50,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

•       certain events of bankruptcy, insolvency or reorganization of us.

If an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action, (iii) the holder or holders have offered the trustee reasonable indemnity for its costs, expenses and liabilities, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) the holders of a majority in principal amount of the outstanding debt securities of each affected series did not direct the trustee to refrain from instituting the action.

We are required to furnish annually to the trustee statements either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under each indenture as set forth below. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or U.S. government obligations (as defined in either indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity or upon redemption, the principal of (and premium, if any) and interest on such debt securities.

We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant indenture trustee, in trust for such purpose, of money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

We are restricted in our ability to modify the indentures. However, we may in certain circumstances modify the indentures either before or after the debt securities are issued. The following is a summary of the applicable provisions under the indentures.

With the Consent of Securityholders.   We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of a least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture.

However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•       extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•       reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•       change the currency in which any debt security or any premium or interest is payable;

•       impair the right to enforce any payment on or with respect to any debt security;

•       adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•       reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indentures or for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults;

•       reduce the requirements contained in the indentures for quorum or voting; or

•       modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities of the applicable trust have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities of the applicable trust has consented to the supplemental indenture.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Without the Consent of Securityholders.   In addition, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders for one or more of the following purposes:

•       to cure any ambiguity, defect, or inconsistency in the indentures, in any supplemental indenture or in the debt securities issued under the indentures;

•       to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•       to add to the covenants of us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indentures;

•       to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indentures;

•       to make any change that does not adversely affect the rights of any securityholder in any material respect;

•       to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the indentures or any series of debt securities or  to add to the rights of the holders of any series of debt securities;

•       to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•       to secure the debt securities;

•       to evidence and provide for the acceptance of appointment under the indentures by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures; or

•       to evidence the succession of another corporation to us, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligation of us under the indentures.

Payment and Paying Agents

Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Principal of (and premium, if any) and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

We may act as our own paying agent or appoint one or more paying agents for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium, if any, on any debt security which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•       DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•       we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the offices of an agent appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent that the Trust Indenture Act of 1939 is applicable, in which case the Trust Indenture Act will govern.

Relationship With the Trustees

The trustee under the indentures is U.S. Bank National Association. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 77,000,000 shares, of which 75,000,000 shares are common stock, par value $1 per share, and 2,000,000 shares are preferred stock, par value $1 per share. As of September 30, 2005, we had issued and outstanding 40,042,956 shares of common stock and no shares of preferred stock. As of June 1, 2005, there were approximately 6,350 holders of our common stock.

Common Stock

Each outstanding share of our common stock is entitled to one vote per share on each matter submitted to the vote of shareholders. Cumulative voting for the election of directors is not permitted, and the holders of a majority of shares voting for the election of directors can elect all members of the board of directors. Subject to the rights of holders of preferred stock, holders of our common stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors. Holders of our common stock are entitled to share ratably in all of our assets available for distribution upon our liquidation, dissolution or winding up. Holders of our common stock have no preemptive, conversion, redemption or subscription rights.

Preferred Stock

We are authorized to issue up to 2,000,000 shares of preferred stock. Our articles of incorporation authorizes our board, without any further stockholder action or approval, to issue these shares from time to time in one or more series with such rights and preferences as may be determined by our board of directors. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

Options and Management Subscription Rights

As of September 30, 2005, (a) options to purchase a total of 3,475,412 shares of common stock were outstanding and (b) up to 801,208 additional shares of common stock may be subject to options granted in the future. All of the options contain standard anti-dilution provisions.

In connection with our subscription rights offering and private placement of our common stock in December 1997, we issued management subscription rights to purchase an aggregate of 2,157,375 shares of our common stock to nine officers and directors. These management subscription rights have an exercise price of $5.33 per share and may be exercised at any time prior to December 1, 2005. As of September 30, 2005, rights with respect to 1,635,375 shares of our common stock were exercised.

8% Convertible Trust Preferred Securities

In September 1999, American Equity Capital Trust I (“Trust I”), a wholly-owned subsidiary trust, issued 865,671 shares ($26.0 million) of 8% trust preferred securities. In connection with Trust I’s issuance of the 8% trust preferred securities and the related purchase by us of all of Trust I’s common securities, we issued $26.8 million in principal amount of our 8% debentures to Trust I. The sole assets of Trust I are the 8% debentures and any interest accrued thereon. As of September 30, 2005, there were 772,004 shares of the 8% trust preferred securities outstanding, of which 2,000 shares are held by one of our subsidiaries. The outstanding 8% trust preferred securities not held by one of our subsidiaries are convertible, at the option of the holder, at any time, into 2,851,806 shares of our common stock.

The interest payment dates on the 8% debentures correspond to the distribution dates on the 8% trust preferred securities. The 8% trust preferred securities, which have a liquidation value of $30 per share plus accrued and unpaid distributions, mature simultaneously with the 8% debentures. All of the outstanding shares of 8% trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust I.

5% Trust Preferred Securities

In October 1999, American Equity Capital Trust II (“Trust II”), a wholly-owned subsidiary trust, issued 97,000 shares ($97.0 million) of 5% trust preferred securities. The consideration received by Trust II in connection with the issuance of the 5% trust preferred securities consisted of fixed income trust preferred securities of equal value which were issued by the parent of Farm Bureau. Farm Bureau beneficially owned 13.8% of our common stock as of September 30, 2005.

In connection with Trust II’s issuance of the 5% trust preferred securities and the related purchase by us of all of Trust II’s common securities, we issued $100 million in principal amount of our 5% debentures to Trust II. The sole assets of Trust II are the 5% debentures and any interest accrued thereon. The interest payment dates on the 5% debentures correspond to the distribution dates on the 5% trust preferred securities. The 5% trust preferred securities, which have a liquidation value of $100 per share plus accrued and unpaid distributions, mature simultaneously with the 5% debentures. As of September 30, 2005, 97,000 shares of 5% trust preferred securities were outstanding, all of which are unconditionally guaranteed by us to the extent of the assets of Trust II.

Trust IV (LIBOR + 4%) Trust Preferred Securities

In December 2003, American Equity Capital Trust IV (“Trust IV”), a wholly-owned subsidiary trust, issued 12,000 shares ($12.0 million) of floating rate (three month London Interbank Offered Rate plus 4.00%) trust preferred securities. In connection with Trust IV’s issuance of these trust preferred securities and the related purchase by us of all of Trust IV’s common securities, we issued $12.4 million in principal amount of our floating rate subordinated debentures due January 8, 2034 to Trust IV. The sole assets of Trust IV are the subordinated debentures and any interest accrued thereon. The interest rate and the interest payment dates on the subordinated debentures correspond to the dividend rate and the distribution dates on the trust preferred securities issued by Trust IV. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IV.

Trust III (LIBOR + 3.90%) Trust Preferred Securities

In April 2004, American Equity Capital Trust III (“Trust III”), a wholly-owned subsidiary trust, issued 27,000 shares ($27.0 million) of floating rate (three month London Interbank Offered Rate plus 3.90%) trust preferred securities. In connection with Trust III’s issuance of these trust preferred securities and the related purchase by us of all of Trust III’s common securities, we issued $27.8 million in principal amount of our floating rate subordinated debentures due April 29, 2034 to Trust III. The sole assets of Trust III are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust III. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust III.

Trust VII (LIBOR + 3.75%) Trust Preferred Securities

In September 2004, American Equity Capital Trust VII (“Trust VII”), a wholly-owned subsidiary trust, issued 10,500 shares ($10.5 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VII’s common securities, we issued $10.8 million in principal amount of our floating rate subordinated debentures due September 14, 2034 to Trust VII. The sole assets of Trust VII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VII.

Trust VIII (LIBOR + 3.75%) Trust Preferred Securities

In December 2004, American Equity Capital Trust VIII (“Trust VIII”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.75%) trust preferred securities. In connection with Trust VIII’s issuance of these trust preferred securities and the related purchase by us of all of Trust VIII’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due December 22, 2034 to Trust VIII. The sole assets of Trust VIII are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust VIII. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust VIII.

Trust IX (LIBOR + 3.65%) Trust Preferred Securities

On June 15, 2005, American Equity Capital Trust IX (“Trust IX”), a wholly-owned subsidiary trust, issued 15,000 shares ($15.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust IX’s issuance of these trust preferred securities and the related purchase by us of all of Trust IX’s common securities, we issued $15.5 million in principal amount of our floating rate subordinated debentures due June 15, 2035 to Trust IX. The sole assets of Trust IX are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust IX. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust IX.

Trust X (LIBOR + 3.65%) Trust Preferred Securities

On August 4, 2005, American Equity Capital Trust X (“Trust X”), a wholly-owned subsidiary trust, issued 20,000 shares ($20.0 million) of floating rate (three month London Interbank Offered Rate plus 3.65%) trust preferred securities. In connection with Trust X’s issuance of these trust preferred securities and the related purchase by us of all of Trust X’s common securities, we issued $20.6 million in principal amount of our floating rate subordinated debentures due September 15, 2035 to Trust X. The sole assets of Trust X are the subordinated debentures and any interest accrued thereon. The interest rate and payment dates on the subordinated debentures correspond to the dividend rate and distribution dates on the trust preferred securities issued by Trust X. The trust preferred securities mature simultaneously with the subordinated debentures. All of the trust preferred securities are unconditionally guaranteed by us to the extent of the assets of Trust X.

Registration Rights

Holders of up to an aggregate number of 2,252,250 shares of common stock are entitled to two types of registration rights. These rights are provided under the terms of a registration rights agreement, dated as of April 30, 1997, between us and the holders of the registrable securities thereunder. This agreement provides one-time demand registration rights to the holders of substantially all of such registrable securities. In addition, the holders of all of such registrable securities are entitled under the agreement, subject to certain limitations, to require us to include their registrable securities in future registration statements that we file. Registration of shares of common stock pursuant to the rights granted in this agreement will result in such shares becoming freely tradeable without restriction under the Securities Act. We will bear all registration expenses incurred in connection with the above registrations.

Indemnification of Directors and Executive Officers and Limitation of Liability

Section 490.202 of the Iowa Business Corporation Act authorizes a corporation’s board of directors to grant indemnity to directors in terms sufficiently broad to permit indemnification and reimbursement of expenses incurred by directors for liabilities arising under the Securities Act.

Our amended articles of incorporation provide that each individual who was or is a director of the company who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee or agent of another corporation shall be indemnified and held harmless by the company to the fullest extent permitted by applicable law, except liability for:

•       the amount of a financial benefit received by a director to which the director is not entitled;

•       an intentional infliction of harm on the company or its shareholders;

•       an unlawful distribution to shareholders; and

•       an intentional violation of criminal law.

Our bylaws also provide that each person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil or criminal action or proceeding by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by us to the fullest extent permitted by Iowa law. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Iowa law. This right to indemnification shall be a contract right. We may, by action of our board of directors, provide indemnification to our officers, employees and agents to the extent and to the effect as the board of directors determines to be appropriate and authorized by Iowa law.

Our bylaws also authorize us to purchase insurance for our directors, officers and employees and persons who serve at our request as directors, officers, members, employees, fiduciaries or agents of other enterprises, against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the bylaws. We maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Selected Articles of Incorporation and Bylaws Provisions

Our amended articles of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing (a) a change in control of us or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.   Our amended articles of incorporation and bylaws provide for our board of directors to be divided into three classes of directors serving staggered, three year terms. The classification of the board of directors has the effect of requiring at least two annual shareholder meetings to replace a majority of the members of the board of directors.

Notice Procedures.   Our bylaws establish advance notice procedures with regard to all shareholder proposals to be brought before meetings of our shareholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our amended articles of incorporation and bylaws.

Shareholder Meetings.   Our bylaws provide that special meetings may be called only by the board of directors, our President or shareholders owning 90% of all the votes entitled to be cast on any issue proposed at the special meeting.

Authorized but Unissued or Undesignated Capital Stock.   Our amended articles of incorporation grant the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority could (a) decrease the amount of earnings and assets available for distribution to holders of common stock, (b) adversely affect the rights and powers, including voting rights, of such holders and (c) have the of effect delaying, deferring or preventing a change in control of us. The board of directors does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required by law or the rules of any exchange on which the securities are then traded.

Iowa Takeover Statute

We are subject to Section 490.1110 of the Iowa Business Corporation Act which prohibits certain “business combination” transactions between an Iowa corporation and any “interested shareholder” for a period of three years after the date on which such shareholder became an interested shareholder, unless:

•       the board of directors approves, prior to such date, either the proposed business combination or the proposed acquisition of stock which resulted in the shareholder becoming an interested shareholder;

•       upon consummation of the transaction in which the shareholder becomes an interested shareholder, the interested shareholder acquires at least 85% of those shares of the voting stock of the corporation which are not held by the directors, officers or certain employee stock plans; or

•       on or subsequent to the consummation date, the business combination with the interested shareholder is approved by the board of directors and also approved at a shareholders’ meeting by the affirmative vote of the holders of at least two-thirds of the outstanding shares of the corporation’s voting stock other than shares held by the interested shareholder.

Section 490.1110 defines “business combination” to include:

•       a merger or consolidation involving the corporation and any interested shareholder;

•       any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of the assets of the corporation involving the interested shareholder;

•       any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested shareholder;

•       any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•       any other transaction resulting in a financial benefit to the interested shareholder under Iowa law.

In general, an “interested shareholder” is any person beneficially owning 10% or more of the outstanding voting stock of the corporation and any person affiliated with or controlled by such person. “Person” means any individual, corporation, partnership, unincorporated association or other entity.

State Statutory Provisions

Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of “poison pills” which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation’s outstanding shares.

The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of the company if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of the company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. (f/k/a Equiserve Trust Company, N.A.).

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, as the case may be.

We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the Commission at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends, and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary  how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement will automatically terminate if:

•       all outstanding depositary shares have been redeemed,

•       each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or

•       there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•       the title of the debt warrants,

•       the debt securities for which the debt warrants are exercisable,

•       the aggregate number of the debt warrants,

•       the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

•       the procedures and conditions relating to the exercise of the debt warrants,

•       the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•       the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

•       the date on which the right to exercise the debt warrants commences, and the date on which the right will expire,

•       the maximum or minimum number of the debt warrants that may be exercised at any time,

•       whether the debt warrants are issued in registered or bearer form,

•       information with respect to book entry procedures, if any,

•       if applicable, a discussion of material United States federal income tax considerations,

•       any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

•       the terms of the securities that may be purchased upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•       the title of the warrants,

•       the securities, which may include preferred stock or common stock, for which the warrants may be exercised,

•       the aggregate number of the warrants,

•       the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•       the procedures and conditions relating to the exercise of the warrants,

•       the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•       the date, if any, on and after which the warrants and the related securities will be separately transferable,

•       the date on which the right to exercise the warrants commences and the date on which the right will expire,

•       the maximum or minimum number of warrants that may be exercised at any time,

•       if applicable, a discussion of material United States federal income tax considerations, and

•       any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

This section describes the general terms and provisions of the trust preferred securities that may be offered by this prospectus. When the trusts offer to sell a particular series of the trust preferred securities, a prospectus supplement will describe the specific terms of the series. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities.

Specified terms and provisions of the trust preferred securities and related trust guarantees are described in this section. The summary is not complete and is qualified in its entirety by reference to all of the provisions of the declarations of trust, the trust preferred securities and the trust guarantees, including the definitions therein of certain items. Accordingly, we strongly encourage you to refer to the declarations, the trust preferred securities and the trust guarantees for a complete understanding of the terms and conditions applicable to the declarations, the trust preferred securities and the trust guarantees. You should read this description of the trust preferred securities and the declarations and the prospectus supplement relating to the applicable series of the trust preferred securities before you buy any trust preferred securities. The forms of amended and restated declarations of trust and forms of trust guarantees are filed as exhibits to the registration statement of which this prospectus is a part.

Trust Preferred Securities

Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

•       the distinctive designation of trust preferred securities;

•       the number of trust preferred securities issued by the trust;

•       the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•       whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

•       the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•       the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•       the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•       the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

•       the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities; and

•       any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

Pursuant to the declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under “—Trust Guarantees.”  The trust guarantees, when taken together with our obligations under such debt securities, the indenture under which such debt securities are issued and the applicable declaration, will provide a full, irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities, to the extent described below under “—Trust Guarantees.” No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

Modification of the Declaration.   We are restricted in our ability to modify the declaration. The following is a summary of the provisions with respect to amendments to the declaration. No amendment to the declaration may be made:

•       unless, in the case of any proposed amendment, the property trustee shall have first received an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration (including the terms of securities issued thereunder);

•       unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the property trustee, the property trustee shall have first received:

•        an officers’ certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration (including the terms of securities issued thereunder); and

•        an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration (including the terms of securities issued thereunder); and

•       to the extent the result of such amendment would be to:

•        cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

•        reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

•        cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

The provisions of the declaration governing the sponsor’s purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The rights of the holders of the trust common securities under the declaration to increase or decrease the number of, and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•       cure any ambiguity;

•       correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•       add to the covenants, restrictions or obligations of the sponsor;

•       conform to any change in Rule 3a-5 under the Securities Exchange Act of 1934 or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•       cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

Enforcement of Certain Rights by Holders of Preferred Securities.   If an event of default occurs, and is continuing, under the declaration of either trust, the holders of the preferred securities of that trust would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust’s preferred securities will have the right to:

•       direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•       direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a holder of our debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder’s written request to the property trustee to enforce such rights, institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Trust Guarantees

General.   We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

•       any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust has funds available to make these payments;

•       the redemption price payable out of available funds, with respect to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available to make that payment; and

•       upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds available to make that payment; and (ii) the amount of assets of the trust remaining available for distribution to the holders of the trust preferred securities upon liquidation of the trust.

Subordination.   Our obligation under each guarantee to make the guarantee payments will be an unsecured obligation of us and will rank:

•       subordinate and junior in right of payment to all of our other liabilities, except those obligations or liabilities ranking equal to or subordinate to the guarantees by their terms;

•       equally with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

•       senior to all of our common stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities by accepting the trust preferred securities agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will be unsecured and, because we are principally a holding company, will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us.

As of September 30, 2005, we had no senior secured indebtedness outstanding, $209.9 million of subordinated indebtedness outstanding and $260 million of outstanding senior unsecured indebtedness, and one of our subsidiaries had $17.4 million of outstanding long term indebtedness.

Covenants of American Equity.   In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the trust remain outstanding, and if (i) we will have exercised our right to defer interest payments on the debt securities and such extension shall be continuing, (ii) we shall be in default with respect to our payment or under obligations under the trust guarantee, or (iii) there will have occurred and be continuing any event that, with the giving of notice or lapse of time or both, would constitute an event of default under the indenture, we will not do any of the following:

•       declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

•       make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank equal or junior to the debt securities owned by the trust; and

•       make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantee.

However, even during such circumstances, we may:

•       purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security requiring us to purchase our capital stock;

•       purchase our capital stock from officers or employees of us or our subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring us to purchase our capital stock;

•       reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•       declare common stock dividends or distributions in our common stock; and

•       purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendment and Assignment.   Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees.   Each trust guarantee will end as to the trust preferred securities issued by the trust upon any of the following:

•       full payment of the redemption price of all trust preferred securities;

•       distribution of our debt securities held by the trust to the trust preferred securities holders; or

•       full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each guarantee provides that an event of default under a guarantee occurs upon our failure to perform any of our obligations under the applicable guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may, after making a written request to the property trustee to enforce the trust guarantee, institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity.

Governing Law.   Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trust

We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property or securities of an entity unaffiliated with us, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the SEC in connection with a public offering relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•       whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•       whether the stock purchase contracts are to be prepaid or not;

•       whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•       any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•       whether the stock purchase contracts will be issued in fully registered or global form; and

•       any other terms of the stock purchase contracts.

DESCRIPTION OF STOCK PURCHASE UNITS

We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

The applicable prospectus supplement may describe:

•       the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•       any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

•       whether the stock purchase units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We and/or the trusts may sell the securities covered by this prospectus in any of three ways (or in any combination):

•       to or through underwriters or dealers;

•       irectly to a limited number of purchasers or to a single purchaser; or

•       through agents.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•       the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•       any delayed delivery arrangements;

•       the public offering price or purchase price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents; and

•       any securities exchanges on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the trusts, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•       at a fixed price or prices, which may be changed;

•       at market prices prevailing at the time of sale;

•       at prices relating to such prevailing market prices; or

•       at negotiated prices.

Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•       on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•       to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

Sales through Underwriters or Dealers

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.  The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent (8%) for the sale of any securities being registered pursuant to SEC Rule 415.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we and/or the trusts offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the trusts sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In addition, we and/or the trusts may sell some or all of the securities covered by this prospectus through:

•       purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•       block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•       ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We and/or the trusts may sell the securities directly. In this case, no underwriters or agents would be involved. If indicated in an applicable prospectus supplement, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trust pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We and/or the trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delivery Contracts

If we so indicate in the prospectus supplement, we and/or the trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trust against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trust in the ordinary course of business.

LEGAL MATTERS

Certain legal matters regarding the securities (other than the debt securities, trust preferred securities and trust guarantees) will be passed upon for us by Wendy L. Carlson, our General Counsel. Ms. Carlson is a full-time employee and officer of our company, and she currently owns 118,125 shares of our common stock and holds options and management subscription rights to purchase an additional 157,500 shares of our common stock.

Certain matters of Delaware and New York law relating to the debt securities, trust preferred securities and trust guarantees will be passed upon for us and the trusts by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K, as amended by Form 10-K/A Amendment Nos. 1 & 2) for the year ended December 31, 2004 (including schedules appearing therein), and our management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference in this prospectus under “Incorporation of Certain Documents by Reference” below.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate as of any date other than the date such information is presented, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following document filed with the SEC by us:

•       Our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 14, 2005, and the amendments thereto on Form 10-K/A, filed on March 28, 2005 and November 14, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 13, 2005;

•       Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed on August 4, 2005; and

•       Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 4, 2005; and

•       Our Current Report on Form 8-K, dated March 31, 2005, filed on April 6, 2005, and the amendment thereto on Form 8-K/A, filed on April 29, 2005;

•       Our Current Report on Form 8-K, dated May 19, 2005, filed on May 19, 2005;

•       Our Current Report on Form 8-K, dated June 16, 2005, filed on June 16, 2005;

•       Our Current Report on Form 8-K, dated July 19, 2005, filed on July 19, 2005;

•       Our Current Report on Form 8-K, dated August 4, 2005, filed on August 9, 2005; and

•       Our Current Report on Form 8-K, dated September 2, 2005, filed on September 2, 2005.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by American Equity Investment Life Holding Company in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$29,425
Trustees’ Fees and Expenses	20,000
Printing and Engraving Fees and Expenses	50,000
Rating Agencies’ Fees	100,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	15,000
Miscellaneous	50,000
Total	$464,425

Item 15.   Indemnification of Directors and Officers

American Equity Investment Life Holding Company

Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for the amount of a financial benefit received by a director to which the director is not entitled; an intentional infliction of harm on the corporation or its shareholders; violation of Section 490.833; or an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation; and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; and (4) an intentional violation of criminal law.

Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the company or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.

Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

The Trusts

Each declaration pursuant to which each of the trusts is organized provides that we will indemnify, defend and hold harmless each of the regular trustees and any of the officers, directors, employees and agents of the regular trustees from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements, taxes and penalties of any kind and nature whatsoever (collectively, the “expenses”), to the extent that such expenses arise out of, or are imposed upon, or asserted at any time against, such persons with respect to the performance of the applicable declaration, the creation, operation or termination of the applicable trust or the transactions contemplated thereby. However, we won’t be required to indemnify any such person for any expenses which are a result of the willful misconduct, bad faith or negligence of such indemnified person.

The amended and restated declaration of each of the trusts will provide that none of the trustees, any affiliate of any trustee, any officers, directors, shareholders, members, partners, employees or representatives or agents of any trustee or any employee or agent of the applicable trust or its affiliates (together, the “indemnified persons”) will be liable, responsible or accountable in damages or otherwise to the applicable trust or any officer, director, shareholder, partner, member, employee or agent of the applicable trust or its affiliates, or any holder of trust preferred securities or trust common securities, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the applicable trust and in a manner such indemnified person reasonably believed to be within the scope of the authority conferred on such indemnified person by the amended and restated declaration or by law. However, a indemnified person will be liable for any loss, damage or claim incurred by reason of such indemnified person’s gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions.

The amended and restated declaration of each of the trusts will also provide that, to the fullest extent permitted by applicable law, we will indemnify and hold harmless each indemnified person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such indemnified person by reason of the creation, operation or termination of the applicable trust or any act or omission performed or omitted by such indemnified person in good faith on behalf of the trust and in a manner such indemnified person reasonably believed to be within the scope of authority conferred on such indemnified person by the amended and restated declaration. However, no indemnified person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such indemnified person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such act or omissions.

In addition, the amended and restated declaration of each of the trusts will provide that to the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees and expenses) incurred by an indemnified person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by us prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified for the underlying cause of action as authorized by such amended and restated declaration.

Item 16.   Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement for debt securities*
1.2	Form of Underwriting Agreement for preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units and Trust preferred Securities**
4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10 dated April 29, 1999 and Post-Effective Amendment No. 1 to the Registration Statement on Form 10 dated July 20, 1999 and the Form 10-Q for the period ended June 30, 2000)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company filed on September 23, 2003 (incorporated by reference to the Registration Statement on Form S-1 dated September 15, 2003, including all pre-effective amendments thereto (File No. 333-108794))

4.3	Amended and Restated By-Laws of American Equity Investment Life Holding Company (incorporated by reference to Form 10-K for the period ended December 31, 1999)
4.4	Senior Amended and Restated Indenture, dated April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association*
4.5	Subordinated Amended and Restated Indenture, dated April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association*
4.6	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder**
4.7	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder**
4.8	Certificate of Trust of American Equity Capital Trust V*
4.9	Certificate of Trust of American Equity Capital Trust VI*
4.10	Declaration of Trust of American Equity Capital Trust V*
4.11	Declaration of Trust of American Equity Capital Trust VI*
4.12	Form of Amended and Restated Declaration of Trust*
4.13	Form of Trust Preferred Security*
4.14	Form of Trust Preferred Securities Guarantee Agreement*
4.15	Amended and Restated Declaration of Trust of American Equity Capital Trust I dated September 7, 1999 (incorporated by reference to Form 10-K for the period ended December 31, 1999)
4.16

Indenture dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 20, 2003 (the “Amendment No. 1 to Form S-1”))

4.17

Trust Preferred Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Amendment No. 1 to Form S-1)

4.18

Trust Common Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Amendment No. 1 to Form S-1)

4.19

Form of Certificate for the common stock of American Equity Investment Life Holding Company, par value $1 per share (incorporated by reference to the Registration Statement on Form S-1 dated September 15, 2003, including all pre-effective amendments thereto (File No. 333-108794))

4.20	Form of Depositary Receipt**
4.21	Form of Depositary Agreement**
4.22	Form of Warrant Agreement, including form of Warrant**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
5.2	Opinion of Wendy L. Carlson, General Counsel of American Equity Investment Life Holding Company
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust V*

25.2

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust VI*

25.3

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust V*

25.4

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust VI*

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Senior Indenture*
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Subordinated Indenture*

*                    Incorporated by reference to the Registration Statement on Form S-3, as amended, originally filed with the Securities and Exchange Commission on March 16, 2004 (File No. 333-113630)

**             To be filed by an amendment or as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.   Undertakings

The undersigned registrants hereby undertake:

(1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of American Equity’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15 above, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The trusts hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on November 14, 2005.

American Equity Investment Life Holding Company
By:	/s/ DAVID J. NOBLE
Name:	David J. Noble
Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Noble and Wendy L. Carlson, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities on November 14, 2005.

Signature	Title
/s/ DAVID J. NOBLE	Chairman of the Board and President
David J. Noble	(Principal Executive Officer)
/s/ WENDY L. CARLSON	Chief Financial Officer and General
Wendy L. Carlson	Counsel (Principal Financial Officer)
/s/ TED M. JOHNSON	Vice President - Accounting
Ted M. Johnson	(Principal Accounting Officer)
Director
John C. Anderson
/s/ JAMES M. GERLACH	Director
James M. Gerlach
/s/ ROBERT L. HILTON	Director
Robert L. Hilton
/s/ ROBERT L. HOWE	Director
Robert L. Howe
/s/ JOHN M. MATOVINA	Director
John M. Matovina
Director
Ben T. Morris
/s/ DAVID S. MULCAHY	Director
David S. Mulcahy
/s/ A. J. STRICKLAND III	Director
A. J. Strickland III
/s/ HARLEY A. WHITFIELD	Director
Harley A. Whitfield
/s/ KEVIN R. WINGERT	Director
Kevin R. Wingert

SIGNATURES

Pursuant to the requirements of the Securities Act, American Equity Capital Trust V and American Equity Capital Trust VI each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on November 14, 2005.

American Equity Capital Trust V American Equity Capital Trust VI
By:	/s/ JOHN M. MATOVINA
Name:	John M. Matovina
Title: Trustee
By:	/s/ WENDY L. CARLSON
Name:	Wendy L. Carlson
Title: Trustee
By:	/s/ DEBRA J. RICHARDSON
Name:	Debra J. Richardson
Title: Trustee

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for debt securities*
1.2	Form of Underwriting Agreement for preferred stock, common stock, depositary shares, warrants, stock purchase contracts, stock purchase units and Trust preferred Securities**
4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10 dated April 29, 1999 and Post-Effective Amendment No. 1 to the Registration Statement on Form 10 dated July 20, 1999 and the Form 10-Q for the period ended June 30, 2000)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company filed on September 23, 2003 (incorporated by reference to the Registration Statement on Form S-1 dated September 15, 2003, including all pre-effective amendments thereto (File No. 333-108794))

4.3	Amended and Restated By-Laws of American Equity Investment Life Holding Company (incorporated by reference to Form 10-K for the period ended December 31, 1999)
4.4	Senior Amended and Restated Indenture, dated April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association*
4.5	Subordinated Amended and Restated Indenture, dated April 22, 2004, between American Equity Investment Life Holding Company and U.S. Bank National Association*
4.6	The form of any Senior Note with respect to each particular series of Senior Notes issued hereunder**
4.7	The form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder**
4.8	Certificate of Trust of American Equity Capital Trust V*
4.9	Certificate of Trust of American Equity Capital Trust VI*
4.10	Declaration of Trust of American Equity Capital Trust V*
4.11	Declaration of Trust of American Equity Capital Trust VI*
4.12	Form of Amended and Restated Declaration of Trust*
4.13	Form of Trust Preferred Security*
4.14	Form of Trust Preferred Securities Guarantee Agreement*
4.15	Amended and Restated Declaration of Trust of American Equity Capital Trust I dated September 7, 1999 (incorporated by reference to Form 10-K for the period ended December 31, 1999)
4.16

Indenture dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to
Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 20, 2003 (the “Amendment No. 1 to Form S-1”))

4.17

Trust Preferred Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Amendment No. 1 to Form S-1)

4.18

Trust Common Securities Guarantee Agreement dated September 7, 1999 between American Equity Investment Life Holding Company and West Des Moines State Bank, as trustee (incorporated by reference to Amendment No. 1 to Form S-1)

4.19

Form of Certificate for the common stock of American Equity Investment Life Holding Company, par value $1 per share (incorporated by reference to the Registration Statement on Form S-1 dated September 15, 2003, including all pre-effective amendments thereto (File No. 333-108794))

4.20	Form of Depositary Receipt**
4.21	Form of Depositary Agreement**
4.22	Form of Warrant Agreement, including form of Warrant**
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
5.2	Opinion of Wendy L. Carlson, General Counsel of American Equity Investment Life Holding Company
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
25.1

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust V*

25.2

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Amended and Restated Declaration of Trust of American Equity Capital Trust VI*

25.3

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust V*

25.4

Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Guarantee of American Equity for the benefit of the Trust Preferred Securities of American Equity Capital Trust VI*

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Senior Indenture*
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, the trustee under the Subordinated Indenture*

*       Incorporated by reference to the Registration Statement on Form S-3, as amended, originally filed with the Securities and Exchange Commission on March 16, 2004 (File No. 333-113630)

**    To be filed by an amendment or as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.